Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 29, 2017, between Emmaus Life Sciences, Inc. (the “Company”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) thereunder, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1      Definitions. In addition to the words and terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2013 Financing” shall have the meaning ascribed to such term in Section 2.2.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” shall have the meaning ascribed to such term in Section 3(k).

“Authorizations” shall have the meaning ascribed to such term in Section 3(k).

“Board of Directors” means the board of directors of the Company.

“Bloomberg” means Bloomberg, L.P.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the Initial Closing, Initial Escrow Closing and any Second Closing and any Third Closing hereunder.

“Collateral Agent” shall have the meaning set forth in the Security Agreement.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Lee Anav Chung White Kim Ruger & Richter LLP.

“Conversion Price” shall have the meaning set forth in the Note.

“Daily Trading Volume” means the aggregate trading volume of the Common Stock on the principal Trading Market as reported on Bloomberg for a given Trading Day.

“Deposit Account Control Agreement” means an agreement in writing, in form and substance satisfactory to the Purchaser and the Company, by and among Purchaser, the Company and any bank at which any deposit account of the Company is at any time maintained which provides that, upon and during the continuation of an Event of Default (as defined in the Note), such bank will comply with instructions originated by the Purchaser directing disposition of the funds in the deposit account without further consent by Company and such other terms and conditions as the Purchaser may require.

“EMA” means the European Medicines Agency. “Escrow Account” shall mean the escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” shall mean Wilmington Trust, N.A., as escrow agent under the Escrow Agreement by and among the Company, the Purchaser and Wilmington Trust, N.A., as escrow agent, which Escrow Agreement shall terminate on or before February 28, 2018 if the items specified in clause (1) of the definition of Escrow Closing Date are not provided to Purchaser on or prior to February 28, 2018.

“Escrow Agreement” shall mean the escrow agreement entered into on the Initial Closing Date in the form attached hereto as Exhibit H.

“Escrow Closing” shall have the meaning ascribed to such term in Section 2.1(b).

“Escrow Closing Date” means the business day on or prior to February 28, 2018 which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Escrow Closing, and all conditions precedent to: (i) the Purchaser’s obligation to cause  the Escrow Subscription Amount to be released and paid to the Company as to the Escrow Closing, and (ii) the Company’s obligation to cause to be delivered to Purchaser the Escrow Note and Escrow Warrant as to the Escrow Closing, in each case, have been satisfied or waived, including, but not limited to, (1) the satisfaction of all of the obligations under Section 4.21 within forty-five (45) days of the Initial Closing; (2) the Company’s delivery prior to February 28, 2018 of (y) a first priority lien on a minimum of 3,321,780 shares of the common stock of Telcon Co., Ltd. (“Telcon”) owned by the Company (the “Telcon Shares”), which shares of stock shall be derived from  the release of the lien of Telcon on such shares, (z) a second lien on 4,248,720 shares of common stock of KPM Tech Co., Ltd. (“KPM”) owned by the Company (the “KPM Shares”), with rights to a first priority lien on such shares of stock upon the release of the lien of Telcon on such shares; (2) evidence of entry of Purchaser’s first priority lien in the brokerage account records maintained by Dongbu Securities on behalf of  the Company with respect to a minimum of 3,321,780  Telcon Shares and any other marketable securities not subject to prior liens, including Hanil Vacuum Co., Ltd.; and (3) the Korean Share Pledge Agreement executed by the Company with respect the Telcon Shares and KPM Shares in form and substance satisfactory to the Company.

“Escrow Note” means that certain 12.5% Senior Secured Promissory Note in the principal amount of $7,000,000 due, subject to the terms therein, three (3) years from its date of issuance, in the form attached hereto as Exhibit A.

“Escrow Subscription Amount” means, as to the Purchaser, the $6,720,000 aggregate amount to be paid for the Escrow Note and Escrow Warrant.

“Escrow Warrant” means the issuance by the Company to the Purchaser at the Escrow Closing of a purchase warrant to initially purchase 129,642 shares of Common Stock, subject to adjustment as described therein, in the form attached hereto as Exhibit B.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of: (a) securities to employees, officers or directors of, or consultants to, the Company, pursuant to any stock or option plan duly adopted for such purpose and approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (c) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement, real property leasing arrangement or debt financing from a commercial bank or similar financial institution, (d) securities in full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity approved by a majority of the non-employee members of the Board of Directors, so long as such issuance is not for the primary purpose of raising capital by the Company, and (e) securities upon a stock split, stock dividend or subdivision of the Common Stock.

“FDA” shall have the meaning ascribed to such term in Section 3.1(d).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its Subsidiaries, or any of their respective properties, assets, or undertakings.

“Guaranty Agreement” means the Guaranty Agreement in the in the form attached hereto as Exhibit E.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(x).

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction: (a) is not an officer or director of the Company or an Affiliate of an officer or director of the Company, (b) a Purchaser or an Affiliate of a Purchaser, (c) does not, collectively with its Affiliates, own in excess of 10% of the Common Stock on a fully-diluted basis (a “10% Owner”) and is not an Affiliate of a 10% Owner, (d) is not the spouse or descendent (by birth or adoption) of the Purchaser or 10% Owner or a trust for the benefit of any 10% Owner or Investor (or their respective spouses or descendants), and (e) is not a Person who through contract or other arrangements (other than arrangements entered into in connection with the contemplated transaction) would be an Affiliate of any officer or director of the Company, the Purchaser, any 10% Owner or the Company immediately after the contemplated transaction.

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1(a).

“Initial Closing Date” means the business day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Initial Closing, and all conditions precedent to: (i) the Purchaser’s obligation to pay the Initial Subscription Amount as to the Initial Closing, and (ii) the Company’s obligation to deliver the Initial Note and Initial Warrant as to the Initial Closing, in each case, have been satisfied or waived.

“Initial Note” means that certain 12.5% Senior Secured Promissory Note in the principal amount of $13,000,000 due, subject to the terms therein, three (3) years from its date of issuance, in the form attached hereto as Exhibit A.

“Initial Subscription Amount” means, as to the Purchaser, the $12,480,000 aggregate amount to be paid for the Initial Note and Initial Warrant purchased hereunder as specified below its name on the signature page of this Agreement and next to the heading “Initial Subscription Amount/Principal Amount,” in United States dollars and in immediately available funds.

“Initial Warrant” means the issuance by the Company to the Purchaser at the Initial Closing of a purchase warrant to initially purchase 240,764 shares of Common Stock, subject to adjustment as described therein, in the form attached hereto as Exhibit B.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets under applicable state Laws and the common Law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, object code, diagrams, data and related documentation), and (f) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Intellectual Property Security Agreement” means the agreement in the form attached hereto as Exhibit D.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means: (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, in the long term or (c) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that none of the following shall be taken into account in determining whether there has been, or could be, a Material Adverse Effect: (i) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to (1) economic conditions, including such conditions related to the business of the Company and its Subsidiaries, (2) any national or international political or social conditions, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, or (6) the taking of any action contemplated by any Transaction Document, (ii) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow, or other data for any period or any change in such a forecast, provided that the forecast has been prepared in good faith based upon assumptions that are reasonable and accurate and (iii) any existing event, occurrence, or circumstance with respect to which a Purchaser has knowledge as of the date hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Note” means the Initial Note, the Escrow Note and if issued as contemplated hereunder, the Second Note and Third Note, in the form attached hereto as Exhibit A.

“Order” means any notice of violation, writ, judgment, order, edict, decree, injunction, ruling, pronouncement, determination, other binding obligation (preliminary or final), fine, penalty, consent decree, guilty verdict, finding of liability, corporate integrity agreement, monitoring agreement, settlement order or agreement, indictment, sentencing memorandum, plea agreement, target or no-target letter, or other similar agreement or action.

“Permitted Liens” shall have the meaning set forth in the Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.7(a).

“Proceeding” means an action, claim, demand, cause of action, chose in action, suit, inquiry, arbitration, audit, hearing, prosecution, contest, examination, litigation, enforcement, investigation, notice of criminal investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether criminal, civil, administrative, investigative, or appellate and whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Registration Rights Agreement” means the registration rights agreement between the Purchaser and Company, in the form attached hereto as Exhibit G.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Second Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Second Closing Date” means the business day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Second Closing, and all conditions precedent to: (i) the Purchaser’s obligation to pay the Second Subscription Amount as to the Second Closing, and (ii) the Company’s obligation to deliver the Second Note and Second Warrant as to the Second Closing, in each case, have been satisfied or waived, including, but not limited to, the Company having reported second quarter revenues in fiscal 2018 of $10.4 million or greater.

“Second Note” means that certain 12.5% Senior Secured Promissory Note in the principal amount of $5,000,000 due, subject to the terms therein, three (3) years from its date of issuance of the Initial Note, in the form attached hereto as Exhibit A.

“Second Subscription Amount” means, as to the Purchaser, the $4,800,000 aggregate amount to be paid for the Second Note and Second Warrant purchased hereunder.

“Second Warrant” means the issuance by the Company to the Purchaser at the Second Closing of a purchase warrant to initially purchase 92,601 shares of Common Stock, subject to adjustment as described therein, in the form attached hereto as Exhibit B.

“Securities” means the Note, the Shares, the Warrant and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the security agreement, in the form attached hereto as Exhibit C, providing the Purchaser with a first lien on all of the assets of the Company other than as provided in this Agreement.

“Shares” means the Common Stock issuable upon conversion of the Note.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.7(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.7(a).

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (a) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (b) is under the actual control of the Company.

“Third Closing” shall have the meaning ascribed to such term in Section 2.1(d).

“Third Closing Date” means the business day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with the Third Closing, and all conditions precedent to: (i) the Purchaser’s obligation to pay the Third Subscription Amount as to the Third Closing, and (ii) the Company’s obligation to deliver the Third Note and Third Warrant as to the Third Closing, in each case, have been satisfied or waived, including, but not limited to, the Company having reported third quarter revenues in fiscal 2018 of $16.6 million or greater.

“Third Note” means that certain 12.5% Senior Secured Promissory Note in the principal amount of $5,000,000 due, subject to the terms therein, three (3) years from its date of issuance of the Initial Note, in the form attached hereto as Exhibit A.

“Third Subscription Amount” means, as to the Purchaser, the $4,800,000 aggregate amount to be paid for the Third Note and Third Warrant purchased hereunder.

“Third Warrant” means the issuance by the Company to the Purchaser at the Third Closing of a purchase warrant to initially purchase 92,601 shares of Common Stock, subject to adjustment as described therein, in the form attached hereto as Exhibit B.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the OTC QB or QX Marketplace, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, the Warrant, the Security Agreement, the Intellectual Property Security Agreement, the Guaranty Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Corporate Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209 and any successor transfer agent of the Company.

“Variable Rate Transactions” shall have the meaning ascribed in Section 4.8(a).

“Warrant” means the Initial Warrant, and if issued as contemplated hereunder, the Escrow Warrant, the Second Warrant and Third Warrant, in the form attached hereto as Exhibit B.

“Warrant Exercise Price” shall have the meaning ascribed to such term in the Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant at the Warrant Exercise Price.

ARTICLE II.
PURCHASE AND SALE

2.1          Purchase and Closing.

(a)           Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Initial Note and the Initial Warrant (the “Initial Closing”). Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to the Initial Subscription Amount, and the Company shall deliver to the Purchaser the Initial Note and Initial Warrant on the Initial Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Initial Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(b)          Escrow Closing. On the Escrow Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Escrow Note and the Escrow Warrant (the “Escrow Closing”). Purchaser shall deliver to the Escrow Agent instructions to release to the Company from the Escrow Account, the Escrow Subscription Amount, and the Company shall deliver instructions to the Escrow Agent to release to the Purchaser from the Escrow Account, the Escrow Note, the  Escrow Warrant, the Joinder to the Guaranty, the Intellectual Property Security Agreement and the Joinder to the Security Agreement on the Escrow Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Escrow Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Escrow Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.  The parties acknowledge and agree that if the covenants and conditions set forth in Sections 2.2 and 2.3 are not satisfied on or before February 28, 2018, the Escrow Agreement shall immediately terminate and the Escrow Subscription Amount shall be returned in full to the Purchaser.

(c)           Second Closing. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Second Note and the Second Warrant (the “Second Closing”). Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to the Second Subscription Amount, and the Company shall deliver to the Purchaser the Second Note and Second Warrant on the Second Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Second Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Second Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

(d)           Third Closing. On the Third Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Third Note and the Third Warrant (the “Third Closing”). Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to the Third Subscription Amount, and the Company shall deliver to the Purchaser the Third Note and Third Warrant on the Third Closing Date, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Third Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Third Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2      Deliveries.

(a)           On or prior to the Initial Closing (or as otherwise set forth below), the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           the Guaranty Agreement duly executed by each of Emmaus Medical, Inc., a Delaware corporation (“Emmaus Medical”), Emmaus Medical Japan, Inc., a Japanese corporation (“Emmaus Japan”), Newfield Nutrition Corporation, a Delaware corporation (“Newfield Nutrition”), and Emmaus Medical Europe, Ltd., a U.K. corporation (“Emmaus Europe”), with Emmaus Japan and Emmaus Europe delivering duly executed copies of the Guaranty no later than twenty-one (21) calendar days after the Initial Closing Date;

(iii)          a Security Agreement providing the Purchaser with a lien on all of the assets of the Company and Subsidiaries other than Emmaus Life Sciences, Co. Ltd., a Korean corporation along with a Deposit Account Control Agreement, duly executed by the Company and each Subsidiary other than Emmaus Life Sciences, Co. Ltd., a Korean corporation, with Emmaus Japan and Emmaus Europe delivering duly executed copies of the Security Agreement and the Deposit Account Control Agreement no later than twenty-one (21) calendar days after the Initial Closing Date;

(iv)          the Initial Note registered in the name of the Purchaser;

(v)           the Initial Warrant, exercisable at the applicable Warrant Exercise Price, registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 240,764 shares of Common Stock, subject to adjustment as described therein;

(vi)          Deed of Trust/Mortgage (if any) with respect to all real property owned by the Company and its Subsidiaries other than Emmaus Life Sciences, Co. Ltd. with proof of filing with the appropriate governmental entity and such other documents necessary and/or reasonably requested by the Purchaser to satisfy itself it has a senior secured interest in and a perfected first priority Lien on the real property securing all Indebtedness;

(vii)         an Intellectual Property Security Agreement providing the Purchaser with a perfected first priority Lien on all of the intellectual property of the Company and each Subsidiary other than Emmaus Life Sciences, Co. Ltd. with the Emmaus Japan and Emmaus Europe delivering duly executed copies of the Intellectual Property Security Agreement no later than twenty-one (21) calendar days after the Initial Closing Date;

(viii)        In accordance with the terms of the Security Documents, the Company shall deliver to the Collateral Agent (A) copies of original certificates (I) representing 100% of outstanding capital stock of each Subsidiary with original certificates and executed stock powers  for each of Emmaus Medical and Newfield Nutrition being delivered immediately after the Initial Closing and original certificates and executed stock powers of  Emmaus Japan, Emmaus Europe and Emmaus Life Sciences, Co. Ltd. being delivered no later than twenty-one (21) calendar days after the Initial Closing Date. To the extent such Subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests to be pledged thereunder, in each case, accompanied by undated stock powers executed in blank and other proper instruments of transfer and (B) appropriate financing statements on Form UCC-1 and such other financing or similar statement to be filed with the United States Patent and Trademark Office and/or any other governmental body or agency to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document and (C) document account control agreements for all bank accounts held by the Company and its Subsidiaries (other than those held by Emmaus Life Sciences, Co. Ltd.) no later than twenty-one (21) calendar days after the Initial Closing Date;

(ix)          Within two (2) Business Days prior to the Closing, the Company and each Subsidiary shall have delivered or caused to be delivered to the Purchaser and the Collateral Agent a perfection certificate, duly completed and executed by the Company and each Subsidiary, in form and substance satisfactory to the Purchaser;

(x)           irrevocable instructions from the Company to the Transfer Agent and any subsequent transfer agent in the form satisfactory to the Purchaser (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company registered in the name of the Purchaser or its respective nominee(s), for the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant;

(xi)          a legal opinion of Company Counsel, in form and substance satisfactory to the Purchaser;

(xii)         an Officer’s Certificate of the Company, each Subsidiary certifying as to the representations, warranties and covenants in the Transaction Documents and the conditions set forth in Section 2.3(a), with Emmaus Japan and Emmaus Europe each delivering such an Officer’s Certificate no later than twenty-one (21) calendar days after the Initial Closing Date;

(xiii)        a Secretary’s Certificate of the Company and each Subsidiary in form and substance reasonably satisfactory to the Purchaser, Emmaus Japan and Emmaus Europe each delivering such a Secretary’s Certificate no later than twenty-one (21) calendar days after the Initial Closing Date;

(xiv)       Good standing certificates as of a recent date evidencing the good standing of the Company and each Subsidiary in its jurisdiction of organization;

(xv)        a Solvency Certificate in form in the form attached hereto Exhibit F demonstrating the solvency of the Company;

(xvi)        a duly executed Registration Rights Agreement; and

(xvii)      Korean Share Pledge Agreement executed by the Company with respect to the pledge of 100% of the shares of Emmaus Life Sciences Co., Ltd., duly executed by the Company in form and substance satisfactory to the Purchaser no later than twenty-one (21) calendar days after the Initial Closing Date.

(b)           On or prior to the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            this Agreement duly executed by the Purchaser;

(ii)           the Initial Subscription Amount subject to the closing by wire transfer;

(iii)          the Purchaser shall deliver the Security Agreement duly executed as Collateral Agent; and

(iv)          the Purchaser shall deliver a duly executed Registration Rights Agreement.

(c)           On or prior to the Initial Closing, the Company shall deliver or cause to be delivered to the Escrow Agent the following:

(i)            the Escrow Agreement duly executed by the Company;

(ii)           The Escrow Note registered in the name of the Purchaser;

(iii)          the Escrow Warrant exercisable at the applicable Warrant Exercise Price, registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 129,642 shares of Common Stock, subject to adjustment as described therein;

(d)           On or prior to the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

(i)            The Escrow Agreement duly executed by the Purchaser; and

(ii)           the Escrow Subscription Amount.

(e)           On or prior to the Escrow Closing, the Company shall cause the Escrow Agent to release and deliver to the Purchaser the following items (i)- (iii) and the Company shall deliver or cause to be delivered to the Purchaser the following items (iv)-(xv):

(i)            the Escrow Note registered in the name of the Purchaser;

(ii)           the Escrow Warrant, exercisable at the applicable Warrant Exercise Price, registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 129,642 shares of Common Stock, subject to adjustment as described therein;

(iii)          executed copies by each of Emmaus Japan and Emmaus Europe of the deliverables set forth in Sections 2.2(a)(ii), (iii), , (vii), (viii), (xii) and (xiii) and executed copy by Emmaus Life Sciences, Co. Ltd of the deliverables set forth in Section 2.2 (xvii);

(iv)          the Joinder to the Guaranty executed by Emmaus Life Sciences, Co. Ltd.;

(v)           the Joinder to the Security Agreement execute by Emmaus Life Sciences, Co. Ltd.;

(vi)          an Intellectual Property Security Agreement providing the Purchaser with a perfected first priority Lien on all of the intellectual property of Emmaus Life Sciences, Co. Ltd.;

(vii)         original certificates representing 100% of outstanding capital stock of Emmaus Life Sciences, Co. Ltd.;

(viii)        a legal opinion of Company Counsel, in form and substance satisfactory to the Purchaser;

(ix)          an Officer’s Certificate of the Company and each Subsidiary certifying as to the representations, warranties and covenants in the Transaction Documents and the conditions set forth in Section 2.3(e);

(x)           a Secretary’s Certificate of the Company and each Subsidiary in form and substance reasonably satisfactory to the Purchaser;

(xi)          Good standing certificates as of a recent date evidencing the good standing of the Company and each Subsidiary in its jurisdiction of organization;

(xii)         The Company having delivered (w) the Guaranty by Emmaus Life Sciences, Co. Ltd., of the Company’s obligations under the Transaction Documents and its pledge of its assets under the Security Agreement and Intellectual Property Security Agreement, (x) evidence of the mailing of notice of an account kun-pledge to, and acknowledgement with fixed stamp date from,  each bank where  Emmaus Life Sciences Co., Ltd. has bank accounts and an Account Kun Pledge Agreement executed by Emmaus Life Sciences Co., Ltd. in form and substance satisfactory to the Purchaser (y) a first priority lien on a minimum of 3,321,780 shares of Telcon common stock, (z) a second lien on the KPM Shares, with rights to a first lien on such shares of stock upon the release of the lien of Telcon on such shares; and (2) evidence of entry of Purchaser’s first priority lien in the brokerage account records maintained by Dongbu Securities on behalf of  the Company with respect to the Telcon Shares and marketable securities not subject to prior liens, including Hanil Vacuum Co., Ltd.

(xiii)        a Solvency Certificate in form and substance satisfactory to the Purchaser demonstrating the solvency of the Company;

(xiv)        a perfection certificate, duly completed and executed by the Company and each Subsidiary, in form and substance satisfactory to the Purchaser; and

(xv) a Korean Share Pledge Agreement executed by the Company with respect to the Telcon Shares and KPM Shares in form and substance satisfactory to the Purchaser.

(f)            On or prior to the Escrow Closing, the Purchaser shall cause the Escrow Agent to deliver to the Company the following:

(i)            the Escrow Subscription Amount subject to the closing by wire transfer.

(g)           On or prior to the Second Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            the Second Note registered in the name of the Purchaser;

(ii)           the Second Warrant, exercisable at the applicable Warrant Exercise Price, registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 92,601 shares of Common Stock, subject to adjustment as described therein;

(iii)          a legal opinion of Company Counsel, in form and substance satisfactory to the Purchaser;

(iv)          an Officer’s Certificate of the Company and each Subsidiary certifying as to the representations, warranties and covenants in the Transaction Documents and the conditions set forth in Section 2.3(f);

(vi)          a Secretary’s Certificate of the Company and each Subsidiary in form and substance reasonably satisfactory to the Purchaser;

(vii)         Good standing certificates as of a recent date evidencing the good standing of the Company and each Subsidiary in its jurisdiction of organization;

(viii)        Evidence of the Company having reported second quarter revenues in fiscal 2018 of $10.4 million or greater;

(ix)          a Solvency Certificate in form and substance satisfactory to the Purchaser demonstrating the solvency of the Company; and

(x)           a perfection certificate, duly completed and executed by the Company and each Subsidiary, in form and substance satisfactory to the Purchaser.

(h)           On or prior to the Second Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            the Second Subscription Amount subject to the closing by wire transfer.

(i)            On or prior to the Third Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)            the Third Note registered in the name of the Purchaser;

(ii)           the Third Warrant, exercisable at the applicable Warrant Exercise Price, registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 92,601 shares of Common Stock, subject to adjustment as described therein;

(iii)          a legal opinion of Company Counsel, in form and substance satisfactory to the Purchaser;

(iv)          an Officer’s Certificate of the Company and each Subsidiary certifying as to the representations, warranties and covenants in the Transaction Documents and the conditions set forth in Section 2.3(h);

(vi)          a Secretary’s Certificate of the Company and each Subsidiary in form and substance reasonably satisfactory to the Purchaser;

(vii)         Good standing certificates as of a recent date evidencing the good standing of the Company and each Subsidiary in its jurisdiction of organization;

(viii)        Evidence of the Company having reported third quarter revenues in fiscal 2018 of $16.6 million or greater; and

(ix)          a Solvency Certificate in form and substance satisfactory to the Purchaser demonstrating the solvency of the Company.

(j)            On or prior to the Third Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)            the Third Subscription Amount subject to the closing by wire transfer.

2.3      Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Initial Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of Purchaser required to be performed at or prior to the date of the Initial Closing shall have been performed; and

(iii)          the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)           The obligations of the Purchaser hereunder in connection with the Initial Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Initial Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(c)           The obligations of the Company hereunder in connection with the Escrow Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Initial Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of Purchaser required to be performed at or prior to the date of the Initial Closing shall have been performed; and

(iii)          the delivery by Purchaser of the items set forth in Section 2.2(f) of this Agreement.

(d)           The obligations of the Purchaser hereunder in connection with the Escrow Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Initial Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(e) of this Agreement; and

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(v)           Evidence of the Company having delivered on or prior to February 28, 2018 (w) the approval of the Bank of Korea of the Guaranty by Emmaus Life Sciences, Co. Ltd., of the Company’s obligations under the Transaction Documents and its pledge of its assets under the Security Agreement and Intellectual Property Security Agreement, and  Joinder to the Guaranty and Security Agreement executed by Emmaus Life Sciences, Co. Ltd. and an Intellectual Property Security Agreement executed by Emmaus Life Sciences, Co. Ltd. (x) evidence of the mailing of notice of an account kun-pledge to, and acknowledgement with fixed stamp date from,  each bank where  Emmaus Life Sciences Co., Ltd. has bank accounts and delivery to Purchaser  of an account Kun Pledge Agreement executed by Emmaus Life Sciences Co., Ltd. in form and substance satisfactory to Purchaser, (y) a first  priority lien on the Telcon Shares, (z) a second lien on the KPM Shares, with rights to a first lien on such shares of stock upon the release of the lien of Telcon on such shares; (2) evidence of entry of Purchaser’s first priority lien in the brokerage account records maintained by Dongbu Securities on behalf of  the Company with respect to the Telcon Shares and any other marketable securities not subject to prior liens, including Hanil Vacuum Co., Ltd.; and (3) the Korean Share Pledge Agreement with respect to the Telcon Shares and KPM Shares executed by the Company in form and substance satisfactory to the Purchaser;and (E) provided written notice to the Purchaser no later than February 28, 2017 that the Company has elected to deliver the Escrow Note and Escrow Warrant to the Purchaser for the Purchaser’s obligation to pay the Escrow Subscription Amount at the Escrow Closing. If the Company fails to meet the obligations set forth above prior to February 28, 2018 or provide such notice by February 28, 2018, the Company’s election to hold a Escrow Closing shall be terminated.

(e)           The obligations of the Company hereunder in connection with the Second Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Second Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of Purchaser required to be performed at or prior to the date of the Second Closing shall have been performed; and

(iii)          the delivery by Purchaser of the items set forth in Section 2.2(g) of this Agreement.

(f)            The obligations of the Purchaser hereunder in connection with the Second Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Second Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing, Escrow Closing and Second Closing shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(h) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           the Company (A) shall have provided evidence to the Purchaser that the Company has reported second quarter revenues in fiscal 2018 of $10.4 million or greater, and (B) provided written notice to the Purchaser no later than the last Business Day of the third quarter in fiscal 2018 that the Company has elected to deliver the Second Note and Second Warrant to the Purchaser for the Purchaser’s obligation to pay the Second Subscription Amount at the Second Closing. If the Company fails to provide such notice by the last Business Day of the third quarter in fiscal 2018, the Company’s election to hold a Second Closing shall be terminated.

(g)           The obligations of the Company hereunder in connection with the Third Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Third Closing of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of Purchaser required to be performed at or prior to the date of the Third Closing shall have been performed; and

(iii)          the delivery by Purchaser of the items set forth in Section 2.2(j) of this Agreement.

(h)           The obligations of the Purchaser hereunder in connection with the Third Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Third Closing of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing, Escrow Closing, Second Closing  and Third Closing shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(i) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           the Company (A) shall have provided evidence to the Purchaser that the Company has reported third quarter revenues in fiscal 2018 of $16.6 million or greater, and (B) provided written notice to the Purchaser no later than the last Business Day of the fourth quarter in fiscal 2018 that the Company has elected to deliver the Third Note and Third Warrant to the Purchaser for the Purchaser’s obligation to pay the Third Subscription Amount at the Third Closing. If the Company fails to provide such notice by the last Business Day of the fourth quarter in fiscal 2018, the Company’s election to hold a Third Closing shall be terminated.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to Purchaser as of the date hereof:

(a)           Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than as provided in the Transaction Documents), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)           Filings, Consents and Approvals. To the best of the Company’s knowledge, after due inquiry and having made a reasonable due diligence investigation, except as set forth in Schedule 3.1(e), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing, submission or registration with, any court or other Governmental Authority or other Person (collectively “Filings or Permissions”) in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities, the consummation by the Company of the transactions contemplated hereby and thereby, or to enable the Purchaser to exercise its rights under the Transaction Documents other than: (i) the filings required pursuant to Section 4.13 of this Agreement, and (ii) filings necessary to perfect the Liens in favor of the Purchaser under the Security Agreement (collectively, the “Required Approvals”). To the best of the Company’s knowledge, after due inquiry and having made a reasonable due diligence investigation, except as set forth in Schedule 3.1(e), no Filings or Permissions will otherwise be necessary in connection with the execution, delivery and performance by the Company of the Transaction Documents, or to enable the Purchaser to exercise its rights under the Transaction Documents, including such Filings or Permissions to enable the operations of the Company and its Subsidiaries, as well as their properties and assets, to continue as they currently are being performed following the execution, delivery and performance by the Company of the Transaction Documents or the Purchaser’s exercise of its rights under the Transaction Documents. In the event that any such Filings or Permissions are necessary, including, but not limited to, any Authorization applications, any change of ownership filings, notices, or submissions, any NDA transfer letters, any IND transfer letters, orphan drug designation transfer applications, any DMF transfer letters, or any notices to persons authorized to reference any DMFs, or if the Purchaser assumes responsibility for price reporting responsibilities and payment of rebates following change in ownership of any NDA, the Company and its Subsidiaries shall provide all assistance to Purchaser as Purchaser may reasonably request.

(f)            Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Shares, when issued upon conversion of the Note, and the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable pursuant to the Note and the Warrant equal to the amount set forth in Section 4.6.

(g)           Capitalization. The capitalization of the Company as of December 29, 2017 is as set forth in Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, information statements and other documents required to be filed by it with the SEC  pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof including, without limitation, Current Reports on Form 8-K by the Company with the SEC whether required to be filed or not (but excluding Item 7.01 thereunder) and all exhibits and appendices included therein other than Exhibits 99.1 to Form 8-K) and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Purchaser or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system (if any). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company provided to the Purchaser have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in accordance with GAAP in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Any financial projections of the Company provided to the Purchaser have been prepared by the Company in good faith and reflect assumptions by the Company including those concerning anticipated trends, which are reasonable and accurate as of their date.

(i)            Material Changes; Undisclosed Events, Liabilities or Developments. Since September 30, 2017, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) rebates payable under agreements with government and commercial healthcare providers (including direct care providers, health plans, and entities that pay for direct care on behalf of beneficiaries in the ordinary course of business), and (C) liabilities not required to be reflected in the Company’s financial statements pursuant to Material Permit or disclosed in the Financial Statements, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders (other than as required pursuant to the terms of any of its securities outstanding as of the date hereof) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock or option plans duly adopted for such purpose or upon approval by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company.

(j)            Litigation. Neither the Company nor its Subsidiaries have been or currently are subject to, received notice of any, or have knowledge of any Proceedings or Orders, whether prior, current, pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties or assets before or by any court, arbitrator, or Governmental Authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities, (ii) has had or , if there were an unfavorable decision, could have or reasonably be expected to result in a Material Adverse Effect; or (iii) otherwise alleged or alleges that  any Company, Company Subsidiary, or their respective Company Products, operations, or activities are in violation of any Applicable Laws or Authorizations (as “Company Products,” “Applicable Laws,” and “Authorizations,” are defined below).  The Company does not have any knowledge that any such Governmental Authority or third party is considering any Proceeding or Order, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in such capacity), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 3(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or other governmental or regulatory authority involving the Company or any current or former director or officer of the Company.

(k)           Compliance. Except as set forth on Schedule 3(k):

(i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

(ii) neither the Company nor any Subsidiary is in violation of any Order of any court, arbitrator or other Governmental Authority;

(iii) The Company, its Subsidiaries, and their respective properties and assets,  including, but not limited to, Company Products (as that term is defined below), and to the Company’s knowledge, all Persons providing Company Product related services are in and are operating in compliance with all applicable statutes, rules, ordinances, regulations guidance documents, contract terms, and other requirements of all applicable

Governmental Authorities (collectively “Applicable Laws”),  including without limitation all foreign, federal, state and local Applicable Laws relating to taxes; drug pricing; “sunshine” and transparency reporting occupational health and safety, product quality, efficacy and safety; employment and labor matters; and  the ownership, testing, study of, development, manufacture, packaging, labelling, processing, use, distribution, shipment, import, export, marketing, promotion, advertising, sale, storage and disposal of any product or any component thereof that is owned, sponsored, developed, studied, tested, manufactured, processed, packaged, labeled, used, shipped, imported, exported, sold, promoted, advertised, marketed, stored, disposed of, or distributed by or on behalf of the Company or its Subsidiaries (“Company Products”), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(iv) all Company Products, including Inventory (as that term is defined in the Transaction Documents) are not, were not, and will not be adulterated, misbranded, or otherwise prohibited from introduction into interstate commerce under Applicable Law;

(v) neither the Company, its Subsidiaries, nor, to the knowledge of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Corporate Secretary of the Company and with respect to the Company Products, any other Person providing services related to the Company Products have received any FDA Form 483, Establishment Inspection Report, adverse inspection report, notice of an integrity review or other investigation, request for a corrective or remedial action (including recalls), notice of adverse finding or deficiency, warning letter, untitled letter, cyber letter or other correspondence or written notice from the FDA or any other Governmental Authority alleging or asserting noncompliance of the Company, its Subsidiaries, or the Company Products with any Applicable Laws or any licenses, certificates, registrations, listings, approvals, clearances, authorizations, permits, New Drug Applications, Investigational New Drug Applications, Drug Master Files, orphan drug designations, and supplements or amendments thereto (“Authorizations” or “Material Permits”);

(vi) the Company and its Subsidiaries possess all material Authorizations necessary for the conduct of the business, and such Authorizations are valid and in full force and effect and will continue to be upon each Closing.  The Company and its Subsidiaries are and are not in material violation of any term of any such Authorizations. There have been no occurrences, events, or Proceedings that are or have taken place, are pending, are under investigation, or that are, to the Company’s knowledge, threatened, which has resulted in or would reasonably be expected to result in the limitation, modification, revocation, withdrawal, cancellation, lapse, integrity review, suspension, or any other material adverse action against any material Authorization;

(vii) the Company and its Subsidiaries have not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify withdraw, cancel, lapse, subject to an integrity review, revoke, or otherwise adversely impact any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii) the Companies and its Subsidiaries have timely filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, filings and supplements or amendments as required by any Applicable Laws or Authorizations.  All such reports, documents, forms, notices, applications, records, claims, submissions, filings and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission) The Company and its Subsidiaries have timely paid all applicable fees and charges with respect all Authorizations, in full, and have timely paid all rebates due under agreements with Governmental Authorities;

(ix)  Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Person providing Company Product related services has made an untrue statement of a material fact or fraudulent statement to the FDA or a Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or a Governmental Authority, or otherwise committed an act, made a statement, or failed to make a statement that, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the “FDA Ethics Policy”).  Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Person providing Company Product related services has ever been investigated by the FDA or other Governmental Authority for data or healthcare program fraud.  Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Person providing Company Product related services is the subject of any pending or, to the Company’s knowledge, threatened investigation pursuant to the FDA Ethics Policy, or resulting from any other untrue or false statement or omission;

(x) Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Person providing services related to the Company Products have been:

(a) debarred or suspended pursuant to 21 U.S.C. § 335a;

(b) excluded under 42 U.S.C. § 1320a-7 or any similar law, rule or regulation of any Governmental Authority

(c) excluded, debarred, suspended or deemed ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S.  General Services Administration;

(d) charged, named in a complaint, convicted, or otherwise found liable in any Proceeding that falls within the ambit of 21 U.S.C. § 331, 21 U.S.C. § 333, 21 U.S.C. § 334, 21 U.S.C. § 335a, 21 U.S.C. § 335b, 42 U.S.C.  § 1320a - 7, 31 U.S.C. §§ 3729 — 3733, 42 U.S.C. § 1320a-7a, or any other Applicable Law;

(e) disqualified or deemed ineligible pursuant to 21 C.F.R. Parts 312, 511, or 812, or otherwise restricted, in whole or in part, or subject to an assurance; or

(f) had a pending Proceeding, or otherwise received any notice or other communication from any Governmental Authority or any Person threatening, investigating, or pursuing (a)-(e) above.

(xi) No Company Product has been or has been requested by a Governmental Authority or other Person to be recalled, withdrawn, removed, suspended, seized, the subject of a corrective action, or discontinued (whether voluntarily or otherwise) (collectively “Recall”).  Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Governmental Authority or other Person, has sought, is seeking, or, to the Company’s knowledge, has or is currently threatening or contemplating any Recall of a Company Product;

(xii) Neither the Company nor its Subsidiaries has received any written notices or statements from the FDA, or any other Governmental Authority imposing, requiring, requesting or suggesting a hold, termination, suspension or material modification to the manufacturing, packaging, labeling, processing, distribution, shipment, studying, testing, import, export, use, development, storage, disposal, sale, promotion, advertising, or marketing of any Company Product; to any of the Company’s or its Subsidiaries’ operations; or, to the Company’s knowledge, any Company Product related operation of a Person providing Company Product related services;

(xiii) Neither the Company nor its Subsidiaries have received or otherwise learned of any complaints, information, or adverse drug experience reports related to a Company Product, the Company or its Subsidiary’s operations, or the operations of a Person providing Company Product related services that would reasonably prevent the receipt or maintenance of an Authorization or that would otherwise have a Material Adverse Effect;

(xiv) For all pre-clinical studies, animal studies, and clinical trials concerning the Company Products (collectively “Studies”), the study reports, protocols, and statistical analysis plans (collectively, the “Data”) accurately, completely, and fairly reflects the results from and plans for the Studies. The Company does not have any knowledge of any other studies, the results of which are inconsistent with, or otherwise call into question, the Study results.  The Company is not aware of any material facts or circumstances related to the safety or efficacy of any Company Product that would materially and adversely affect the ability to receive or maintain an Authorization, or that would otherwise delay the receipt of an Authorization;

(xv) Neither the Company, its Subsidiaries, nor, to the Company’s knowledge, any Person performing services related to the Company Products has received any written notice from the FDA, any other Governmental Authority, any Institutional Review Board (“IRB”), or other Person or board responsible for the oversight or conduct of any Study, requiring, imposing, requesting, suggesting, or threatening the termination, suspension, material modification or restriction, delay, or clinical hold of, or otherwise rejecting any Study that was, is planned to be, or is being conducted.  All Studies were and, if still pending, are being conducted in all material respects in accordance with all Applicable Laws, Authorizations, good clinical practices, good laboratory practices, the protocols, procedures and controls designed and approved for such Studies, professional medical and scientific standards, and in accordance with any requirement of an IRB or other Person or board responsible for review of such Studies; and

(xvi) To the Company’s knowledge, FDA has not designated and no other Person is seeking designation of another drug product, that is the same as a Company Product, as sameness is defined in FDA’s regulations, as an orphan drug for the same indication as a Company Product. Further to the Company’s knowledge any Company Product that is subject to an EU orphan drug designation once in receipt of an NDA will benefit from the market exclusivity afforded by such designation.

(l)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(m)          Intentionally Omitted.

(n)           Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)           Intellectual Property.

(i)            The Company and each Subsidiary owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company and each Subsidiary as presently conducted. The Company and each Subsidiary has made available to the Purchaser a true and complete copy of each such written license, sublicense, agreement or permission.

(ii)           To the knowledge of the Company, the Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no Knowledge that facts exist which indicate a likelihood of the foregoing. Neither the Company nor any Subsidiary has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company or any Subsidiary.

(iii)          Neither the Company nor any Subsidiary has any pending patent applications or applications for registration that either entity has made with respect to any Intellectual Property. Schedule 3.1(o) identifies each license, sublicense, agreement, or other permission that the Company or a Subsidiary has granted to any third party with respect to any of such Intellectual Property (together with any exceptions). The Company has made available to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) (“Intellectual Property Agreements”). Schedule 3.1(o) also identifies each registered and unregistered trademark, service mark, trade name, corporate name, URLs or Internet domain name used by the Company and each Subsidiary in connection with its business and which is not licensed from a third party. With respect to each item of Intellectual Property required to be identified in Schedule 3.1(o):

(A)             The Company and each Subsidiary owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

(B)             The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)             No Action, claim, or demand is pending or, to the knowledge of the Company, is threatened that challenges the legality, validity, enforceability, use, or ownership by the Company or any Subsidiary; and

(D)             Neither the Company nor any Subsidiary has agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iv)                              Schedule 3.1(o)(iv) identifies each item of Intellectual Property that any third party owns and that the Company or a Subsidiary uses pursuant to license, sublicense, agreement, or permission, excluding off-the-shelf software purchased or licensed by the Company or a Subsidiary. The Company has made available to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (each as amended to date) (each, a “Licensed Intellectual Property Agreement”). With respect to each Licensed Intellectual Property Agreement:

(A)                               The Licensed Intellectual Property Agreement is legal, valid, binding, enforceable, and in full force and effect;

(B)                               Neither the Company nor any Subsidiary is in breach or default, and no event has occurred that with notice or lapse of time would constitute the Company’s or a Subsidiary’s breach or default or permit the counterparty rights to termination, modification, or acceleration thereunder, which as to any such breach, default or event could have a Material Adverse Effect on the Company or a Subsidiary;

(C)                               No party to such Licensed Intellectual Property Agreement has repudiated any provision thereof;

(D)                               Except as set forth in such Licensed Intellectual Property Agreement, neither the Company nor a Subsidiary has received written or verbal notice or otherwise has Knowledge that the underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(E)                                Except as set forth on Schedule 3.1(o)(iv), neither the Company nor any Subsidiary has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(v)                                 Each Person who participated in the creation, conception, invention or development of the Intellectual Property currently used in the business of the Company and each Subsidiary (each, a “Developer”) which is not licensed from third parties has executed one or more agreements containing industry standard confidentiality, work for hire and assignment provisions, whereby the Developer has assigned to the Company and each Subsidiary, as applicable, all copyrights, patent rights, Intellectual Property rights and other rights in the Intellectual Property, including all rights in the

Intellectual Property that existed prior to the assignment of rights by such Person to the Company and the applicable Subsidiary. The Company has made available to the Purchaser copies of any such agreements and assignments from each such Developer (collectively, the “Developer Agreements”).

(vi)                              Each Developer has signed a non-disclosure agreement with the Company and each Subsidiary. The Company has made available to the Purchaser copies any such non-disclosure agreements from each such Person, if any.

(p)                                 Insurance.

(i) Company Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for entities with financial positions similar to the Company in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(ii) D&O Insurance; Key Man Insurance. The Company maintains directors’ and officers’ liability insurance, with coverage amounts as determined appropriate by the Board.  Such directors’ and officers’ liability insurance shall include coverage for all of the Company’s executive officers and members of the Board. Such directors’ and officers’ insurance shall be reasonably satisfactory to the Purchaser.

(q)                                 Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner.

(r)                                    Certain Fees. Except for compensation payable to Credo 180, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(s)                                   Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)                                    Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(u)                                 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(v)                                 Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w)                               No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x)                                 Solvency. Based on the consolidated financial condition of the Company as of each Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. As of the date hereof, the Company has no intention to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within the two years from the Initial Date.  Schedule 3.1(x) set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(y)                                 Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(z)                                  No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, neither the Company nor, to the knowledge of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, or any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has made available to the Purchaser a copy of any disclosures provided thereunder.

(aa)         Material Agreements.  The agreements set forth on Schedule 3.1(aa) are the only material agreements of the Company (the “Material Agreements”) and are valid, binding and enforceable in accordance with their terms against the Company, and are in full force and effect, except as the enforcement thereof may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.  Except as set forth on Schedule 3.1(aa), neither the Company nor any other party thereto is in material default thereunder, nor has there occurred any event that with notice or lapse of time, or both, would constitute a material default by the Company or any other party thereunder.  Accurate and complete copies of each written Material Agreement have been delivered or otherwise made available to the Purchaser.  Except as set forth on Schedule 3.1(aa), as of the date of this Agreement, the Company nor any of its Affiliates has received any notification that any party to a Material Agreement intends to terminate such Material Agreement.

(bb)         Customers and Suppliers. Neither the Company nor any Subsidiary  has received any written or oral notice, and neither the Company nor any Subsidiary knows or has any reason to believe, that any customer of its with annual gross sales of in excess of $100,000 or supplier or products to the Company or a Subsidiary in excess of $100,000 (i) has ceased, or in the reasonably foreseeable future may cease, to use the services of the Company or a Subsidiary, (ii) has substantially reduced, or in the reasonably foreseeable future may substantially reduce, the use of the services of the Company or a Subsidiary or (iii) has terminated or materially altered, or in the reasonably foreseeable future would reasonably be expected to terminate or materially alter its business relations with the Company or a Subsidiary.

3.2                   Representations and Warranties of the Purchaser. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of each Closing to the Company as follows (unless as of a specific date therein):

(a)                                 Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws).

(c)                                  Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(d)                                 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  Access to Information. Such Purchaser acknowledges that (i) it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), (ii) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (iii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iv) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Company nor anyone else has provided the Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.

(f)                                   Confidentiality. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)                                  Legends.  The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may be notated with one or all of the following legends:

(i)             [THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.]

[NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.]

[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH

EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.]

(ii)                                  Any legend set forth in, or required by, the other Transaction Documents.

(iii)                               Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                               Information Rights.  So long as any Securities remain outstanding and until  the date that the Company consummates a public offering of its securities and its shares are listed on a national securities exchange or the consummation of a Fundamental Transaction, the Company shall provide the Purchaser with (i) monthly flash reports containing information agreed to between Company and Purchaser within 10 days of each month end, (ii) quarterly financial reports as filed with the SEC at the same time they are filed with the SEC, and (iii) yearly financial reports in the form they are filed with the SEC at the same time they are filed with the SEC.  Upon the request of the Purchaser, the Company shall share with the Purchaser status updates on manufacturing and capex, shipment of products, sales pipeline, Board decisions and relevant regulatory and licensing developments.

4.2                               Publicity. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  If the Purchaser requests that confidential treatment for any disclosure be requested from the SEC, the Company shall make such request and file the appropriate confidentiality request with the SEC.

4.3                               Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.4                               Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and for the satisfaction of certain of the Company’s Indebtedness, which is set forth on Schedule 4.4 hereto  and shall not use such proceeds for (a) the payment of any other Indebtedness (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, ordinary course payments of principal and interest on the Company’s outstanding promissory notes, and paying off indebtedness to stockholders who are not officers or directors of the Company) , (b) for the redemption of any Common Stock or Common Stock Equivalents, or (c) for the settlement of any outstanding litigation.

4.5                   Indemnification of Purchaser. Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, interest and penalties, court costs and reasonable attorneys’ fees and costs of investigation and Recalls (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based solely upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance)  (c) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (d) any action, omission, negligence, malfeasance, or misconduct performed by the Company, its Subsidiaries, or their respective officers, directors, shareholders, members, partners, employees, agents, or contractors that may cause any Losses, including, but not limited to noncompliance with Applicable Laws, Authorizations, and Company Product Recalls. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The Company shall not enter into any settlement agreement without the consent of the Purchaser.  The indemnification required by this Section 4.15 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6                   Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock, subject to adjustment for stock splits and dividends, combinations and similar events, equal to the amounts required by the Transaction Documents.  The Company shall not enter into any agreement or file any amendment to its Certificate of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 4.6 while the Note and Warrant remain outstanding.’.

4.7                                                                   Participation in Future Financing.

(a)                                 Until the 36 month anniversary of the Initial Closing Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units hereof (a “Subsequent Financing”), such Purchaser shall have the right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. At least 10 Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to such Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of such Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and (subject to any confidentiality obligations) the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(b)                                 Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Business Day after it received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such 10th Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(c)                                  If by 5:30 p.m. (New York City time) on the 10th Business Day after the Purchaser has received the Pre-Notice, notification by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(d)                                 The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.7, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Business Days after the date of the initial Subsequent Financing Notice.

(e)                                  The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(f)                                   Notwithstanding anything to the contrary in this Section 4.7 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such tenth 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

4.8                               Subsequent Equity Sales.

(a)                                 From the date hereof until such time as the Purchaser no longer holds the Securities, the Company will not, without the consent of the Purchaser, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any Variable Priced Equity Linked Instruments (collectively, the “Variable Rate Transactions”). For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” antidilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance  (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” antidilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.

(b)                                 Notwithstanding the foregoing, this Section 4.8 shall not apply in respect of an Exempt Issuance (except that no Variable Rate Transaction shall be an Exempt Issuance).  The Company shall provide the Purchaser with notice of any such issuance or sale in the manner for disclosure of Subsequent Financings set forth in Section 4.7.

4.9                   Rule 144 Opinion.  Provided that the provisions of Rule 144 so permit, the Company shall deliver to the Purchaser an opinion of counsel (which opinion the Company will be responsible for obtaining at its own cost) that the Shares may be resold pursuant to Rule 144 free of restrictive legends.   Until such time as the Purchaser or any of its assignees no longer owns the Note, the Shares, the Warrant or the Warrant Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate the registration of the Common Stock under Section 12 of the Exchange Act and/or the Company’s status as an issuer required to file reports under the 1934 Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination).

4.10                        Conversion and Exercise Procedures. The forms of Conversion Notice and Notice of Exercise included in the Note and Warrant set forth the totality of the procedures required of the Purchaser in order to convert the Note or to exercise the Warrant. No additional legal opinion, other information or instructions shall be required of the Purchaser to convert their Note or exercise their Warrant. Without limiting the preceding sentences, no ink-original Conversion Notice or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice or Notice of Exercise form be required in order to convert the Note or exercise the Warrant. The Company shall honor conversions of the Note and exercise of the Warrant and shall deliver Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.11                        Maintenance of Property; Current Line of Business. The Company shall use its commercially reasonable efforts to keep all of its and its Subsidiaries’ property, which is necessary or useful to the conduct of its and its Subsidiaries’ businesses, in good working order and condition, ordinary wear and tear excepted, and agrees that neither it nor its Subsidiaries will transfer or dispose of any asset or property, including any Authorizations, material to the business of the Company of a Subsidiary without the prior written consent of the Purchaser. In addition, the Company agrees that neither it nor its Subsidiaries will exit or otherwise materially adversely modify their current or future business operations, including the discontinuation of the manufacturing, marketing, or sale of a Company Product, without the prior written consent of the Purchaser.

4.12                        Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect.

4.13                        Blue Sky.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the applicable Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.14                        Minimum Balance.  Company shall at all times maintain in the deposit account with respect to which the Purchaser has a perfected first priority security interest in, and control over, or such other arrangement as agreed by the Purchaser in its sole discretion, unrestricted cash greater than or equal to 6 months’ of interest payments on the then-outstanding Notes.

4.15                        Ranking of Note.  No Indebtedness of the Company and/or any Subsidiaries, at any Closing will be in any manner and/or for any reason (i) senior to the Note and/or any other liabilities and/or obligations of the Company and/or any Subsidiaries to the Purchaser in right of payment or otherwise, and/or (ii) pari passu with the Note and/or any other liabilities and/or obligations of the Company and/or any Subsidiaries to the Purchaser in right of payment and/or in otherwise, whether with respect to payment, redemptions, principal, interest, or upon liquidation, dissolution or otherwise.

4.16                        Subsidiary Guarantees, Etc.  For so long as any of the Notes remain outstanding, upon any entity becoming a Subsidiary, the Company shall cause each such Subsidiary to become party to all of the Security Documents, to the extent required in the Security Documents and take all actions required by the Security Documents in form and substance satisfactory to the Collateral Agent and the Purchaser.

4.17                        Stock Adjustments. Until the Notes are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction submitted for stockholder approval at a meeting of the shareholders of the Company or via written consent of stockholders (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Purchaser., which consent shall not be unreasonably withheld.

4.18                        New Subsidiaries.  Neither the Company nor the Subsidiaries shall form or acquire any Subsidiaries without the express prior written consent of the Collateral Agent and the Purchaser, which written consent shall, among other conditions, be conditioned upon, among other items, compliance by the Company and each Subsidiary.

4.19                        Disclosure of Confidential Information. The Company shall not, and the Company shall cause each of the Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company and/or any of the Subsidiaries from and after the date hereof without the express prior written consent of the Purchaser (which may be granted or withheld in the Purchaser’s sole discretion). In the event of a breach of any of the foregoing covenants, the Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its respective Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Purchaser shall not have any liability to the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company or any of the Subsidiaries delivers any material, non-public information to the Purchaser without the Purchaser’s prior written consent, the Company hereby covenant and agree that the Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. If the Company, any of its respective Subsidiaries, or any of their respective officers, directors, employees or agents, provides the Purchaser with material non-public information relating to the Company and/or any of the Subsidiaries, and such disclosure is without the consent of the Purchaser, the Company shall immediately publicly disclose such confidential information on a Current Report on Form 8-K or otherwise.

In the event the Company discloses or any of its Subsidiaries or each of its and their respective officers, directors, employees and agents provide any Purchaser with any material, non-public information regarding the Company and/or any of the Subsidiaries from and after the date hereof pursuant to the provision of this Agreement or the request of any Purchaser, Purchaser shall not make any public disclosure of such material, non-public information, preserve the confidentiality of such material, non-public information and not trade on the basis of, such material, non-public information.

4.20                        Trading Restrictions. In order to avoid any significant negative impact on the market for the Company’s securities, the number of shares of Common Stock of the Company that the Purchasers in the aggregate may sell during any one single Trading Day shall not exceed 15% of the Daily Trading Volume without the prior written consent of the Company.

4.21                        Documents To be Delivered within Forty-Five (45) days of the Initial Closing.   On or prior to the forty-five (45) day anniversary of the Initial Closing, the Company shall deliver to the Purchaser each of the following: (a) evidence of the mailing of notice of an account kun-pledge to, and acknowledgement with fixed stamp date from,  each bank where  Emmaus Life Sciences Co., Ltd. has bank accounts,(b) evidence of acceptance of the Korean Bank of the Guaranty by Emmaus Life Sciences, Co. Ltd., of the Company’s obligations under the Transaction Documents and its pledge of its assets under the Security Agreement and Intellectual Property Security Agreement, (c) a Joinder to the Guaranty, Security Agreement and Intellectual Property Security Agreement, each executed by Emmaus Life Sciences, Co. Ltd., and (d) a Korean Share Pledge Agreement executed by the Company with respect to the Telcon Shares and KPM Shares, in form and substance satisfactory to Purchaser, and (e) an Account Kun Pledge Agreement executed by Emmaus Life Sciences, Co. Ltd. in form and substance satisfactory to the Purchaser.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the Company is only obligated to use its good faith commercially reasonable efforts to obtain the cooperation of third parties that may be required to make the deliveries required pursuant to this Section 4.21 and under subsections 2.2(e)(xi) and 2.3(d)(v). Purchaser acknowledges and agrees that despite its use of good faith and commercially reasonable efforts, there is no guarantee that the Company will obtain the cooperation of third parties or the timeliness of such cooperation. Accordingly, the failure of the Company to obtain such cooperation and make such deliveries despite the Company’s good faith and commercially reasonable efforts shall not constitute a breach of or default under this Agreement or any other Transaction Document.

4.22.                     Notification and/or Waiver. The Company agrees to, promptly after the date of this Agreement, satisfy its obligations either through notice, waiver or otherwise with respect to (y) future funding participation rights as set forth in that certain convertible promissory note issued by the Company on November 6, 2017 to Zen, Wei Peu, and (z) all investors that participated in the Company’s 2013 financing pursuant to which T.R. Winston & Company, LLC acted as exclusive placement agent (the “2013 Financing”) of any participation rights provided to such investors pursuant to the Amended and Restated Subscription Agreement executed by each investor, the Company and T.R. Winston & Company, LLC in connection with the 2013 Financing.

4.23.                     Deliverables Post-Initial Closing.  The Company agrees to, promptly after the Initial Closing, but in no event later than twenty-one (21) calendar days following the Initial Closing, to deliver or cause to be delivered complete, executed (if required) copies by each of Emmaus Japan and Emmaus Europe of the deliverables set forth in Sections 2.2(a)(ii), (iii), (vii), (viii), (xii) and (xiii).

4.24                        All Required Assistance.  Company shall and shall cause its Subsidiaries to take all necessary actions and steps; provide all necessary assistance and information; and make all necessary filings, submissions, and applications; seek all necessary Authorizations; and provide all necessary assistance to Purchaser to enable purchaser to exercise its rights under the Transaction Documents, to enable the Purchaser to continue the operations of the Company and its Subsidiaries, and as Purchaser reasonably requests.  This assistance shall include, but shall not be limited to transfer filings and submissions for Authorizations to the applicable Governmental Authorities and the entry of the Company or its Subsidiaries into additional agreements with the Purchaser or Person designated by the Purchaser, such as supply, manufacturing, and quality agreements.

ARTICLE V.
MISCELLANEOUS

5.1                   Termination. This Agreement may be terminated by the Purchaser, as to Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the Initial Closing Date and/or Escrow Closing Date have not been consummated on or before February 28, 2018.

5.2                   Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser. The Company agrees at the Initial Closing to pay counsel for the Purchaser its fees ($25,000 of which has been paid in advance) together with reasonable costs including those necessary to provide the Purchaser with a lien on all of the assets of the Company, such legal fees not to exceed $80,000 in the aggregate. The Company agrees at the Initial Closing to pay the Purchaser for due diligence fees ($10,000 of which has been paid in advance), such due diligence fees not to exceed $20,000 in the aggregate.  From the Purchaser’s Initial Subscription Amount, the Purchaser may withhold fees in order to pay its due diligence fees and the fees due its counsel as well as any costs incurred by such counsel provided that written notice is given to the Company.

5.3                   Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4                   Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5                   Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser who hold at least a majority in interest of the then-outstanding Note or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon the Purchaser and holder of Securities and the Company.

5.6                   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser then holding outstanding Note (other than by merger). Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.7                   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 4.5 and 4.9 and this Section 5.7.

5.8                   Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.9                   Survival. The representations and warranties contained herein shall survive each Closing and the delivery of the Securities.

5.10            Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, as long as the essential terms and conditions of this Note for each party remain valid, binding, and enforceable. The parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.12            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14            Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.15            WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EMMAUS LIFE SCIENCES, INC.	Address for Notice:

By:	21250 Hawthorne Boulevard
Name: Yutaka Niihara, MD, MPH	Suite 800
Title: Chief Executive Officer	Torrance, California 90503

With a copy to (which shall not constitute notice):	Email: yniihara@emmauslifesciences.com

Lee Anav Chung White Kim Ruger & Richter LLP
520 South Grand Avenue, Suite 1070
Los Angeles, CA 90071
Attention: Harry H.W. Kim, Esq

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: GPB Debt Holdings II, LLC

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory: David Gentile

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

535 West 24th Street, Floor 4

New York, NY 10011

Address for Delivery of Securities to Purchaser (if not same as address for notice):

EIN Number:

[SIGNATURE PAGES CONTINUE]

Exhibit A

12.5% Senior Secured Convertible Note

(attached)

Exhibit B

Warrant

(attached)

Exhibit C

Security Agreement

(attached)

Exhibit D

Intellectual Property Security Agreement

(attached)

Exhibit E

Guaranty Agreement

(attached)

Exhibit F

Solvency Certificate

(attached)

Exhibit G

Registration Rights Agreement

(attached)

Exhibit H

Escrow Agreement

(attached)